Exhibit 10.40

 Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.



             AUHUI LIYUAN ELECTRIC POWER DEVELOPMENT COMPANY LIMITED



                                       AND


               HEFEI MUNICIPAL CONSTRUCTION AND INVESTMENT COMPANY


                                       AND


                          AES ANHUI POWER COMPANY LTD.




                       COOPERATIVE JOINT VENTURE CONTRACT



                            FOR THE ESTABLISHMENT OF



                     ANHUI LIYUAN -AES POWER COMPANY LIMITED

                                TABLE OF CONTENTS

ARTICLE 1. GENERAL PROVISIONS..................................................3


ARTICLE 2. DEFINITIONS.........................................................3


ARTICLE 3. PARTIES TO THIS CONTRACT............................................5


ARTICLE 4. ESTABLISHMENT OF  THE COMPANY.......................................6


ARTICLE 5. PURPOSE, SCOPE AND SCALE OF  THE COMPANY............................7


ARTICLE 6. TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL...................8


ARTICLE 7. ANNUAL CAPITAL RETURN..............................................12


ARTICLE 8. RESPONSIBILITIES AND OBLIGATIONS OF THE PARTIES....................13


ARTICLE 9. BOARD OF DIRECTORS.................................................16


ARTICLE 10. MANAGEMENT  ORGANIZATION..........................................19


ARTICLE 11. SITE..............................................................19


ARTICLE 12. SALE OF ELECTRICITY...............................................20


ARTICLE 13. CONSTRUCTION......................................................20


ARTICLE 14. OPERATION AND MAINTENANCE OF THE POWER PANT.......................21


ARTICLE 15. LABOR MANAGEMENT..................................................21


ARTICLE 16. FINANCIAL AFFAIRS AND ACCOUNTING..................................21


ARTICLE 17. TAXATION AND INSURANCE............................................24


ARTICLE 18. JOINT VENTURE TERM................................................25


ARTICLE 20. TERMINATION AND LIQUIDATION.......................................26


ARTICLE 21. FORCE MAJEURE.....................................................28


ARTICLE 22. SETTLEMENT OF DISPUTES............................................29


ARTICLE 23. APPLICABLE  LAW...................................................31


ARTICLE 24. MISCELLANEOUS  PROVISIONS.........................................31


APPENDIX 1. THE PROJECTED RETURN ON EQUITY PRINCIPAL OF THE PARTIES OVER THE
            YEARS. ...........................................................35

                       COOPERATIVE JOINT VENTURE CONTRACT


ARTICLE 1.        GENERAL PROVISIONS

This Contract is made in Hefei city, Anhui province, the People's Republic of China on this 18th day of March, 1996 by and among Anhui Liyuan Electric Power Development Company Ltd.(hereinafter referred to as Party "A" ), Hefei Municipal Construction and Investment Company (hereinafter referred to as Party "B") and AES Anhui Power Company Ltd.(hereinafter referred to as Parity "C"). Each of Party A, Party B and Party C shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to establish Anhui Liyuan-AES Power Company Ltd.,a cooperative joint venture enterprise (hereinafter referred to as the "Company") in accordance with the law of the People's Republic of China on Sino-Foreign Cooperative Joint Venture Enterprises (hereinafter referred to as the "Cooperative Joint Venture Law"), the Law of Corporation of the People's Republic of China, other relevant laws and regulations, and the provisions of this Contract. Therefore, the creation of this Contract.



ARTICLE 2.        DEFINITIONS


2.01     DEFINITIONS

For purposes of this Joint Venture Contract, the capitalized terms set forth below shall have the following corresponding meanings:

1)   "CONTRACT"   means  the   cooperative   joint  venture   contract  for  the
     establishment and operation of the Anhui Liyuan-AES Power Company Limited.

2) "ARTICLES OF ASSOCIATION" means the Company's Articles of Association, signed by the Parities, approved by the Company's Board of Directors and the examining and approving authority, as amended when necessary with the approval from the Board of Directors.

3) "COMPANY" means the Anhui Liyuan-AES Power Company Limited, a Sino-foreign cooperative joint venture enterprise established by the Parties pursuant to this Contract.

4) "BUSINESS LICENSE" means the business license issued to the Company by the local branch of the State Administration for Industry and Commence.

5)   "JOINT  VENTURE  TERM"  means the term of the Joint  Venture  as defined in
     Article 18 of this Contract.

6) "BOARD" or "BOARD OF DIRECTORS" means the highest authority of the Company established in accordance with the provisions set forth in Article 9 of this Contract.

7) "CHAIRMAN" or "CHAIRMAN OF THE BOARD OF DIRECTORS" means the Chairman of the Company's Board of Directors appointed in accordance with Article 9 of this Contract.

8) "VICE-CHAIRMAN" means vice-chairman of the Company's Board of Directors appointed in accordance with Article 9 of this Contract.

9) "DIRECTOR(S)" means member(s) of the Company's Board of Directors appointed in accordance with Article 9 of this Contract.

10) "GENERAL MANAGER" means the General Manager of the Company appointed in accordance with Article 10 of this Contract.

11) "DEPUTY GENERAL MANAGER(S)" means the Deputy General Manager(s) appointed in accordance with Article 10 of this Contract.

12) "POWER PLANT" means the entire facility and later extension hereto of a 50MW Class gas-steam combined cycle generating set and its control equipment and all common services, ancillary equipment, facility and the site.

13) "SITE" means the land in Hefei City, Anhui Province, China upon which the Company's Power Plant facility and all required auxiliary facilities are located.

14) "COMMENCEMENT OF OPERATION" means the date of commencement of commercial operation of the Power Plant as defined in the Operation and Offtake Contract executed between the Company and the Anhui Provincial Electric Power Company.

15) "EPC CONTRACT" means the fixed price, fixed schedule, fixed scope and fixed quality construction contract for the design, construction, completion and commissioning of the Power Plant.

16) "INTERCONNECTION AGREEMENT" means the interconnection agreement entered into by and between the Company and the Anhui Provincial Electric Power Company.

17) "DESPATCH AGREEMENT" means the electric power despatch agreement entered into between the company and the Anhui Provincial Electric Power Company.

18) "OPERATION AND OFFTAKE CONTRACT" means the long-term electricity sales contract entered into between the Company and Anhui Provincial Power Company which is entrusted by the former to operation, maintenance, repair and management of the Power Plant.

19) "BANK SUPERVISION AGREEMENT" means an agreement between the Company and bank within China for supervising each Party's distributable profit as defined in Article 16.06

20) "LOAN CONTRACTS" means contracts to be entered into and between the Company and domestic financial institutions and the overseas institutions arranged by Party C to provide loans to the Company in accordance with Article 6.03 hereof.

21) "EXAMINING AND APPROVING AUTHORITY" means the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China or its authorized organization.

22) "AFFILIATE" means any company through ownership of voting stock or otherwise, directly or indirectly, controlling or controlled by a Party, the term "control" being used in the sense of power to elect directors or to direct the operation and management of a company.

23) "OWNER'S ENGINEER" means a qualified engineering firm appointed by the Company to supervise the execution of the work contracted for under the EPC Contract.

24) "THIRD PART" means any party or parties other than the Parties to this Contract.

25)  "CHINA" means the People's Republic of China

26)  "RMB" means the lawful currency of the People's Republic of China.

27)  "USD"or "US$" means the lawful currency of the United States of America.


ARTICLE 3.        PARTIES TO THIS CONTRACT


3.01     The Parties to this Contract are:

         (a)Party A, Anhui Liyuan Electric Power Development Company Limited, a state-owned enterprise, set up in accordance with the Chinese law and registered in Anhui province, China, with its legal address at: No. 415 Wuhu Road, Hefei, Anhui Province, China.

                  Legal Representative of Party A:

                  Name:             Cheng Guangjie
                  Position:         Chairman
                  Nationality:      Chinese

         (b)Party B, Hefei Municipal Construction and Investment Company, a state-owned enterprise, set up in accordance with the Chinese law and registered in Hefei City, Anhui Province, China, with its legal address at: No.186 Suzhou Road, Hefei, Anhui Province, China.

                   Legal Representative of Party B:

                   Name:            Shen  Dequan
                   Position:        General manager.
                   Nationality:     Chinese

         (c)Party C, AES Auhui Power Company Ltd, a company registered in British Virgin Islands with its legal address at: 9/F allied Capital Resources Building, 32-38 Ice House Street, Central, Hong Kong

                  Legal Representative of Party C:

                  Name:             Paul T. Hanranhan
                  Position:         President
                  Nationality:      U.S.A.


ARTICLE 4.        ESTABLISHMENT OF  THE COMPANY


4.01     Establishment of the Company

         The Parties hereby agree to establish the Company in accordance with the Sino-Foreign Cooperative Joint Venture Law, the Corporation Law and other relevant laws and regulations of the People's Republic of China and with the provisions of this Contract.

4.02     Name and Address of the Company

         (a)The Chinese name of the Company shall be "[Chinese Text]" and its English name is "Anhui Liyuan-AES Power Company Limited."

         (b)The legal address of the Company shall be: No. 415 Wuhu Road, Hefei, Anhui Province, China

4.03     Form of Organization of the Company

         The form of organization of the Company shall be a limited liability Company. Creditors of the Company shall have recourse solely to the assets of the Company and not to the assets of the individual Parties. Expect as otherwise provided herein, once a Party has paid in full its contribution to the registered capital of the company and to provide or arrange loans in accordance with this Contract, it shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise. The Company shall indemnify the Parties against any losses, damages or liabilities in respect of any third party arising out of the department, construction and operation of the Power Plant and the operation of the Company. Subject to the aforementioned responsibility limitations, all Parties to this Contract shall share risks and losses incurred by the Company within the limits of its respective share in registered capital contribution.

4.04     Laws and Decrees

         The Company is an economic entity established pursuant to the laws of the People's Republic of China. The Company has the legal status of an independent legal person. The business activities of the Company shall be governed and protected by the laws, decrees and relevant rules and regulations of China.


ARTICLE 5.        PURPOSE, SCOPE AND SCALE OF  THE COMPANY

5.01     Purpose of the Company

         The Company's purpose is to build, own and operate the Power Plant, to sell electric power to the grid and to achieve a projected return on investment for the Parties.


5.02     Operation Scope of the Company

         The operation scope of the Company is to generate electricity, to sell it to the grid and to take charge of repair and maintenance services of the Power Plant.

5.03     Construction Scale

         The Company shall construct 1(50 MW Class gas-steam combined cycle generating facility and its auxiliary facilities.


ARTICLE 6.        TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

6.01     Total Investment

         The total amount of investment required by the Company is presently estimated to be US$29.98 million. Any increase in the registered capital must be first agreed to by the Parties and unanimously approved by the Board of Directors before being submitted to the relevant authorized Examination and Approval Authority for approval. Increase in registered capital will be met by the Parties in proportion to their existing interest in the Company's registered capital.

6.02     Registered Capital

         The total registered capital of the Company shall be US$15 million.

6.03     Financing

         The financing for the balance between the total investment and the registered capital shall be arranged by Party A and Party C respectively. Party C shall undertake financing responsibility of not exceeding the maximum amount of US$ 8 million. All the rest of the financing needed by the Project shall be raised by Party A. The term and conditions for financing shall be provided for in detail in the loan contract.

6.04     Contributions of Registered Capital

         (a)Party A's Contribution to the Registered Capital: Party A agrees to contribute an amount of RMB equivalent to US$3 million to the registered capital of the Company which represents 20% of the registered capital of the Company. The value of Party A's contribution in RMB shall be calculated at the medium price of the USD/ RMB exchange rate as announced by the People's Bank of China on the date the contribution is made.

         (b)Party B's Contribution to the Registered Capital: Party B agrees to contribute an amount of RMB equivalent to US$1.5 million to the registered capital of the Company which represents 10% of the registered capital of the Company .The value of Party B's contribution in RMB shall be calculated at the medium price of the USD/RMB exchange rate as announced by the People's Bank of China on the date the contribution is made.

         (c)Party C's Contribution to the Registered Capital: Party C agrees to contributed an amount of US$10.5 million to the registered capital of the Company which represents 70% of the registered capital of the Company.

6.05     Payment of Registered Capital and Conditions Precedent Thereto

         Each Party agrees to make their first contribution of registered capital to the Company which shall not be less than 15% of the total amount of their respective portions of registered capital share within thirty (30) days after satisfaction of the conditions precedent listed below. The second registered capital contribution (namely 85% of the total registered capital ) shall be made in full several times within a year after obtaining the copy of the business license. The Parties agree to hold a meeting of the Board of Directors as soon as possible after receiving the Business License of the Company to execute the Contracts listed in Article 4 and decide on a schedule for the balance of the registered capital in accordance with relevant regulations and construction needs.

         Conditions precedent to payment of registered capital are:

         (a)The company and the Project has obtained all necessary relevant government approvals.

         (b)Issuance of Approval by the examining and approving authority approving this Contract and Articles of Association of the Company.

         (c)Issuance of a duplicate of the Company's Business License by the local branch of the State Administration for Industry and commence of China;

         (d)Local Exchange Control Bureau's agreement to issuing a support letter to arrange the conversion of RMB into foreign currency on a priority basis and to approval of the Company access to foreign exchange trading centre to convert foreign currencies so as to meet the Company's needs for foreign currency.

         (e)Execution and approval of the Operation and Offtake Contract, the Loan Contracts, the EPC Contract, the Bank Supervision Agreement, the Interconnection Agreement, the Dispatch Agreement and other agreements related to this Contract. The approval shall be obtained from all Chinese Government authorizes required to approve these contracts.

         (f)Opening a bank account with a relevant bank in the name of the company;

         (g)Anhui Provincial Pricing Bureau, pursuant to relevant state policies, has granted its approval to the estimated initial tariff and the principle of the tariff adjustment as stipulated in the Operation and Offtake Contract. This principle, once approved, shall be valid for the entire term of this Contract unanimously.

         (h)The Company has obtained relevant certificate to lawful use of the Site in accordance with the provisions of the laws of China.

         (i)The support letter in respect of the Company and this project issued by Anhui Provincial government;

         (j)Obtaining a legal opinion from attorney to the effect that the Company has obtained all required approvals and that all the Contracts listed in Article 6.05(e) are legal, effective and enforceable.

         (k)Approval by each Party's Board of Directors authorizing each Party to execute this Contract.

         Each of the Parties shall be satisfied the conditions precedent. In the event any of the conditions have not been met ninety days after the Company has been issued the Business License, and the Parties do not agree in writing to waive such conditions precedent or extend the time for their fulfillment, any Party shall have the right to terminate this Contract, should any Party terminate this Contract, no Party shall have the right to require that party to made further contribution to the registered capital nor shall any Party have the right to claim any damage from that party.

         If within thirty(30) days after satisfaction of the conditions precedent, any Party has not made its contribution to the registered capital of the company, or fails to make its contributions in accordance with the schedule approved by the Board of Directors, the party or Parties failing to make such contribution shall be changed with a penalty equal to 0.05% of the delinquent part of payment on a daily basis, from the date of the scheduled contribution until the date of the actual contribution, and shall be in default under this contract.

6.06     Drawdown of Loans

         The Loans shall be deposited on time to the bank account of the Company in accordance with the financial arrangements of the construction schedule. The specific dates shall be set in the Loan Contracts. Failure to make payments on time shall be treated in accordance with the provisions of the Loan Contracts.

         In case of financing requirement, the Company establish a RMB reserve account so as to ensure the repayment of loans.

6.07     Investment Certificate

         After any Party has made its contribution in full to the registered capital, an accounting firm registered in China shall verify the contribution and issue a contribution verification report. Thereupon, an investment certificate signed by the Chairman and Vice-Chairman of the Board shall be issued to such Party by the Company.

6.08     Assignment and security of Registered Capital and Ownership Interest

         (a)Approval of the Board of Directors and Right of First Refusal: Any Party to this Contract may assign, sell or otherwise transfer all or part of its ownership interest in the Company (such Party being hereinafter referred to as "the Transferring Party") to any Third Party (hereinafter referred to as "the Transferee"), provided such transfer gets a unanimous approval from the Board of Directors. Meanwhile, such transfer will be allowed provided the other Parties have a right of first refusal to purchase the ownership interest in the Company being transferred under the same terms and conditions agreed between the Transferring Party and the Transferee. The Transferring Party shall notify the other parties in writing of the terms and conditions of the transfer. If the other Parties do not exercise their right of first refusal within thirty (30) days after receipt of such notice, they will be deemed to have consented to the transfer. The Transferring Party may then transfer its ownership interest in the Company provided the Transferee executes a document by which it becomes a Party to this Contract and expressly assumes the Transferring party's obligations herein.

         The requirement for unanimous approval by the Board of Directors do not apply if a Party is assigning its rights to distributions from the Company as security to obtain loans for itself or an affiliate nor shall the Company take any collateral responsibility for it. If a Party is assigning, selling or otherwise transferring all or any part of its rights, title and ownership interest in the Company to an Affiliate, the right of first refusal shall not apply.

         (b)Government Approval: The sale or assignment shall become effective only after the approval in received. Upon receipt of the approval from such Examining and Approving Authority, the Company shall register the change in ownership with the local branch of the state Administration for Industry and Commence.

         (c)Subject to the connect of Creditors and after going through China's applicable legal proceedings, the Parties agree to mortgage and pledge the Company's assets and ownership rights of the Contract to Creditors in Accordance with financing requirements in order to obtain loans.

6.09     Increase of Registered Capital

         Any increase in the registered capital must be first agreed to by the Parties and unanimously approval by the Board of Directors before being submitted to the original Examining and Approving Authority of this Contract for approval. In principle, increases in registered capital will be met by the Parties in proportion to their then existing ownership interest in the Company's registered capital. Upon approval by such Examining and Approving Authority, the Company shall register the increase in registered capital with the local branch of the State Administration for Industry and Commence.

6.10     Failure to Make Registered Capital Contributions.

         In the event any Party fails to make its registered capital contribution or any portion thereof as provided herein or fails to provide its share of any increase in the Company's registered capital as described in Article 6.09 above, then in addition to any other rights the Company may have against the defaulting Party as described in Article 6.05, the Company shall offer such unsubscribed portion of registered capital to the non-defaulting Parties. The non-defaulting Parties will be offered the unpaid portion of the defaulting Party in proportion to each Party's registered capital contribution. Such change in each Party's investment ratio and transfer in ownership interest of registered capital as described in this paragraph shall be subject to the approval of the Examining and Approving Authority of this contract.

6.11     Development Expenses

         Development expenses shall only include the expenses incurred by and agreed upon by the Parties for the sole purpose of the preliminary work of the Power Plant and are estimated to be less than one million US dollars. The Parties agree that the development expenses for Party A is [***], [***] for Party B and [***] for Party C. All development expenses shall be deemed as the Parties' loans to the Company whose annual interest rate is [***] before the contributions of registered capital are made by the Parties. After the Parties have made their first contribution of registered capital, the aforesaid development expenses will either be counted as part of the registered capital contribution provided by the Parties or paid by the Company at the financial closing date in accordance with the decision of the Board of Directors.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 7.        ANNUAL CAPITAL RETURN

7.01 The investment return rate for the Parties is calculated on the basis of the Power Plant operating at full load with an annual equivalent operation hour of [***] hours. After all taxes and contributions to required funds according to relevant regulations are paid, the USD financial internal Return Rate (FIRR) on equity for the Parties shall be [***]. Based on an annual equivalent full load operation hour of [***] hours and an FIRR of [***], the annual capital returns of the Parties calculated in USD are calculated and listed in Appendix 1.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

7.02 In the event that the annual equivalent full load of operating hours exceeds [***] hours, the exceed net profit will be met by the Parties in proportion to their existing interest in the Company's registered capital.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 8.        RESPONSIBILITIES AND OBLIGATIONS OF THE PARTIES

8.01     Responsibilities and Obligations of Party A

         In addition to other obligations under this Contract, Party A shall have the following responsibilities:

         (a)Be responsible for obtaining all necessary approvals, permits and licenses for the establishment of the Company and have the obligation to use its best efforts to obtain all necessary approvals and permits for the ongoing operation of the Company, including but not limited to assisting the Company in obtaining approval from Anhui Provincial Pricing Bureau in connection with the estimated initial tariff and the principle of tariff adjustment as stipulated in the Operation and Offtake Contract;

         (b)Assist the Company in conducting negotiations with land administration authority and other relevant government authority in connection with the Company's use of the site and assist in handling all necessary formalities so as to ensure the Company's use of the site in accordance with its scope of business during the entire joint venture term (including the extension of the term thereafter);

         (c)Assist the Company in obtaining all infrastructure needed, including external water supply, power supply, fuel, transportation, communications and other services on the most favorable terms and conditions available;

         (d)Assist  the Company in applying for  preferential  tax treatment and
         other  investment   incentives  available  under  applicable  laws  and
         regulations;

         (e)Assist the Company in obtaining necessary approvals for importing raw materials and machinery equipment, in importing machinery equipment, fuel, materials, supplies and office equipment on preferential terms, in procuring import licenses, in facilitating customs formalities and in arranging for transportation of imported equipment and materials between Chinese ports and the site;

         (f)Assist the Company's expatriates to obtain all necessary entry visas and work permits;

         (g)Assist the Company in opening RMB and foreign currency bank accounts as well as loan reserve account; assist the Company to obtain necessary approvals to utilize various methods permitted under Chinese laws to balance its foreign exchange as needed, including assisting Party C to convert its capital returns into US dollars for remittance overseas;

         (h)Arrange financings for the Company pursuant to relevant provisions of this Contract and assist the Company in obtaining working capital loans in business operation;

         (i)Be responsible for drafting feasibility study report of the Power Plant, submitting necessary engineering and technical documents for the proposal and examination and approval of the project;

         (j)Facilitate the execution of the Operation and Offtake Contract between the Anhui Provincial Electric Power Company and the Company , ensure to purchase yearly minimum Offtake electricity and ensure safe and stable generation of electricity in accordance with designed capability during the term of the joint venture and their adherence to the obligations thereunder;

         (k)Handle other reasonable matters entrusted from time to time by the Company.

8.02     Responsibilities and Obligations of Party B

         In addition to its other obligations under this Contract, Party B shall have the following responsibilities:

         (a)Be responsible for obtaining all necessary approvals, permits and licenses for the establishment of the Company and have the obligation to use its best efforts to obtain all necessary approvals and permits for the ongoing operation of the Company, including but not limited to assisting the Company in obtaining approval from Anhui Provincial Pricing Bureau in connection with the estimated initial tariff and the principle of tariff adjustment as stipulated in the Operation and Offtake Contract;

         (b)Assist the Company in conducting negotiations with land administration authority and other relevant government authority in connection with the Company's use of the Site and assist in handling all necessary formalities so as to ensure the Company's use of the Site in accordance with its scope of business during the entire joint venture term (including the extension of the term thereafter);

         (c)Assist the Company in obtaining all infrastructure needed, including external water supply, power supply, fuel, transportation, communications and other services on the most favorable terms and conditions available;

         (d)Assist  the Company in applying for  preferential  tax treatment and
         other  investment   incentives  available  under  applicable  laws  and
         regulations;

         (e)Assist the Company in obtaining necessary approvals for importing raw materials and machinery equipment, in importing machinery equipment, fuel, materials, supplies and office equipment on preferential terms, in procuring import licenses, in facilitating customs formalities and in arranging for transportation of imported equipment and materials between Chinese ports and the Site.

         (f)Assist the Company's expatriates to obtain all necessary entry visas and work permits;

         (g)Assist the Company in opening RMB and foreign currency bank accounts as well as loan reserve account; assist the Company to obtain necessary approvals to utilize various methods permitted under Chinese laws to balance its foreign exchange as needed, including assisting Party C to convert its capital returns into US dollars for remittance overseas;

         (h)Assist the Company in obtaining working capital loans in business operation;

         (i)Handle other reasonable matters entrusted from time to time by the Company.


8.03     Responsibilities and Obligations of Party C

         In addition to its other obligations under this Contract, Party C shall have the following responsibilities.

         (a)Assist the Company in purchasing equipment, supplies and materials inside or outside China to ensure that they are of the proper quantity and quality;

         (b)Introduce modern management techniques and financial management expertise to the Company;

         (c)Assist the Company staff and  representatives  in arranging  foreign
         visas  for  overseas   training  as  required  for  the  operation  and
         management of the Power Plant;

         (d)Assist the Company in recruiting qualified expatriate personnel and international consultants as required by the Company;

         (e)Arrange financing for the Company pursuant to relevant provisions hereof;

         (f)Handle other reasonable matters entrusted from time to time by the Company.


ARTICLE 9.        BOARD OF DIRECTORS

9.01     Formation of the Board

         (a)The Board of Directors shall be established on the date of registration of the Company.

         (b)The Board shall consist of seven (7) Directors including the Chairman of the Board, two (2) of whom shall be appointed by Party A, one (1) by Party B and four (4) by Party C. At the time this Contract is executed and at any time a Director is appointed or removed, each Party shall send written notice to the other Parties of the names of its appointed or removed Directors.

         (c)In  general,  each  Director  shall be appointed for a term of three
         (3)years and may serve consecutive terms if reappointed by the original appointing Party. Each Director shall serve and may be removed by the Party who appointed that Director. In the event a Director vacates the Board through retirement, resignation, illness, disability or death, or in the event a Director is removed by the original appointing Party that Party may appoint a successor to serve out the departing Director's remaining term.

         (d)Directors will serve without remuneration, but all reasonable costs incurred by the Directors in performance of their duties as members of the Board will be borne by the Company.

         (e)Each Director may concurrently be appointed by the Board as General Manager or Deputy General Manager. When a Director is concurrently a managerial staff of the Company, he may only carry on day-to-day managerial activities of the company in the capacity of General Manager, Deputy General Manager, and may not exercise his director functions in dealing with day-to-day managerial activities.

         (f)The Chairman of the Board shall be appointed by Party A. He shall be the legal representative of the Company, and will exercise his authority within the limits prescribe by the Board and in compliance with the Sino-Foreign Cooperative Enterprise Law and its Rules for Implementation and the Corporation Law of P.R. China. He may not under any circumstance contractually bind the Company or otherwise take any action on behalf of the Company without prior approval of the Board . Whenever he is unable to perform his responsibilities for any reason, one Vice Chairman may be designated by him or the Board to temporality assume his duties until he is able to resume his duties.

         (g)There shall be two Vice Chairmen, one appointed by Party B and the other appointed by Party C.

         (h)The Company hereby indemnifies each Director against any claims arising from that Director's action in his capacity as a Director of the Company, except for such acts in violation of criminal laws.

9.02     Power of the Board.

         (a)The Board of Directors shall be the highest authority of the Company;

         (b)Resolutions involving the following matters may only be adopted at a duly constituted and convened meeting of the Board whereupon such resolution receives the unanimous affirmative vote of each and every Director of the Board voting in person or by proxy at such meeting;

              (i)Amendment of the Joint Venture Contract and Articles of Association;

              (ii)Merger   and   integration   of  the  Company   with   another
              organization, or establishment of subsidiaries of the Company;

              (iii)Dissolution of the Company;

              (iv)Any increase or transfer of the registered capital of the Company;

              (v)Execution, supplement, modification, termination, substitution or assignment by the Company of any credit or financing agreements any Operation and Offtake Contract, and major construction, contract or material contract;

              (vi)Additional capital requirement or financing amounts above total investment amounts as set forth in Article 6.01;

              (vii)Appointment of General Manager and Deputy General Managers of the Company;

         (c)All other issues that require a resolution by the Board may be raised at a duly convened meeting of the Board. Such resolution must be adopted by the affirmative vote of a 2/3 of the Directors present at such meeting in person or by proxy,

         (d)Any matter to be decided by the Board may be decided without a meeting if all Directors consent in writing to such matter. Such written consent shall be filed with the minutes of the Board proceedings and shall have the same force and effect as a unanimous vote taken by the Directors physically present.

9.03     Meetings

         (a)Annual Meetings: The first meeting of the Board of Directors shall be held within thirty (30) days from the date the Company is issued a Business License pursuant to this Contract. Thereafter, the Board shall meet at least once every year. Meetings shall be held at the registered address of the Company or such other address in China or abroad as is designated by the Board. The Chairman of the Board shall set the meeting's agenda after consultation with the Vice Chairmen of the Board. The Chairman is responsible for convening and presiding over all Board meetings.

         (b)Proxy: Meeting may be attended by Directors in person or by proxy. If a Director is unable to participate in a Board meeting, he may issue a proxy and entrust a representative to participate in the meeting on his behalf. The representative so entrusted shall have the rights and powers as stated in the proxy;

         (c)Interim Meetings: Interim meetings of the Board may be held provided three(3) or more of the Directors submit written requests for such meetings specifying the matters to be discussed. Within thirty (30) days upon receipt of such written notice, the Chairman shall convene an interim meeting of the Board. If the Chairman is unable to participate in an interim meeting, in his absence the Vice Chairman taking his place shall decide on the time and location of such interim meetings.

         (d)Quorum: Five(5) Directors present in person or by proxy shall constitute a quorum necessary for the conduct of business at any meeting of the Board. If at any properly convened meeting, no quorum is constituted because less than five (5)Directors are present in person or by proxy, then the meeting shall be canceled, the Chairman may call another meeting with seven (7) days' notice. Any Director absent from a meeting without giving a reason therefor and without having appointed a proxy shall be considered to have abstained from voting. Resolutions, except those concerning the issues prescribed in Article 9.02 (b), shall be valid if passed by a majority of the Directors present.

         (e)Notice of Meeting: The notice of a Board meeting shall be sent to all directors ten (10) days in advance of each meeting. The notice shall state the time, venue and main agenda of the meeting, including relevant documents and information.

         (f)Minutes: The Board will cause complete and accurate summary of minutes (in both English and Chinese) to be kept of all meetings
         (including a copy of the notice of the meeting) and of business transacted at such meetings. Minutes of all meetings of the Board shall be distributed to all the Directors as soon as practicable after each meeting but not later than ten (10) days from the date of such meeting. Any director who wishes to propose any amendment or addition thereto shall submit the same in writing to the Chairman and the Vice-Chairmen within one (1) week after receipt of the proposed minutes. The minutes shall be finalized by the Chairman and Vice-Chairman not later than thirty (30) days after the relevant meeting and signed by all the directors within one (1) week after receipt of the final minutes.


 ARTICLE 10.      MANAGEMENT  ORGANIZATION

  10.01  Management Organization;

         The Company shall adopt a general manager responsibility system under the leadership of the Board of Directors. The Company management shall include a General Manager and two Deputy General Managers. The General Manager shall be nominated by Party C and each of the two Deputy General Managers nominated respectively by Party A and Party B and the Board of Directors needs to unanimously approve the appointment of the General Manager and the two Deputy General Managers for a term of three
         (3) years. The General Manager and the Deputy General Managers may be removed only by a majority resolution of the Board. If the General Manager or the Deputy General Manager is removed by Board or if his term of office expires a successor shall be nominated by the original nominating Party for approval by the Board of Directors.

  10.02  Responsibilities and Power of the General Manager

         The General Manager shall at all times be responsible to the Board of Directors and shall carry out all matters entrusted by the Board. The General Manager shall be in charge of the financial affairs and the day-to-day operation and management of the Company. And the Deputy General Managers shall assist the General Manager in his work. The General Manager and the Deputy General Managers shall meet regularly to deal with important issues arising from the operation and management of the Company.


 ARTICLE 11.      SITE

  11.01  Site

         The area of the Site for the Power Plant is approximately 80 MU. Details regarding the Site are set forth in the Project Feasibility Study Report.

         The use of the Site shall include full access to all necessary public roads in the vicinity, so that the Company staff and relevant personnel of parties concerned may have full access to the Site, which shall also include the right to use external connecting points to public utilities.

         Party A and Party B are duty bound to assist the Company in obtaining the lawful land use right of the Site during the term of the Joint Venture Contract so as to conform with the requirement of Chinese laws and to ensure the construction and normal operation of the Power Plant.


 ARTICLE 12.      SALE OF ELECTRICITY

  12.01  Sale of Electricity

         The sale of electricity generated by the Power Plant shall be made pursuant to the Operation and Offtake Contract entered into by and between the Company and the Anhui Provincial Electric Power Company.

  12.02  Tariff Determination

         The tariff of the electricity generated by the Power Plant shall be determined and adjusted in accordance with the provisions of the Operation and Offtake Contract entered into by and between the Company and the Anhui Provincial Electric Power Company, the estimated initial tariff and the principle of tariff adjustment are subject to the approval of relevant pricing authority.


ARTICLE 13.       CONSTRUCTION

  13.01  Construction Management

         The Company will select an experienced Chinese or foreign company as EPC contractor through public bidding. The EPC Contract shall be comparable to internationally accepted parties in similar projects in the areas of construction schedules, quality and others. The detailed clauses shall be specified in the EPC Contract. The EPC Contractor shall appoint designing and construction consultants who are rich in constructing and managing gas-steam combined cycle generating set and agreed to by the company.

  13.02  Owner's Engineer

         The Company will appoint an owner's engineer to exercise supervision and management over the construction of the Power Plant.


ARTICLE 14.       OPERATION AND MAINTENANCE OF THE POWER PANT


  14.01  Operation and Maintenance

         The Company will enter into an Operation and Offtake Contract with the Anhui Provincial Electric Power Company which will be responsible for the operation, maintenance and repair of the Power Plant and for providing, on a long-term and stable basis, fuel whose quality must cater to the operational requirement of the Power Plant.

         The manager of the Power Plant is appointed by the Anhui Provincial Electric Power Company after having consulted the Company and the appointment shall be submitted to the Board of Directors of the Company for the record.


 ARTICLE 15.      LABOR MANAGEMENT

  15.01  Labor Management

         The Company shall be responsible for its own labor management and is responsible for recruitment, employment, dismissal, resignation, wages and welfare of its working personnel in accordance with the "Label Management Regulations of the PRC for Foreign Investment Enterprises" (the "Labor Regulations") and other relevant regulations. The organization chart, qualifications and number of employees shall be determined by the Board of Directors in accordance with the operating needs of the Company.


 ARTICLE 16.      FINANCIAL AFFAIRS AND ACCOUNTING

  16.01  Financial Principles

         (a)The General Manager of the company shall be responsible for the financial management of the Company.

         (b)The Company shall prepare the Company's accounting system and procedures in accordance with the "Accounting System of the People's
         Republic of China for Foreign Investment Enterprises" and the "Financial Management System of the People's Republic of China for Foreign Investment Enterprises". The Company shall also conduct its accounting in accordance with such internationally recognized accounting standards as any foreign lender to the Company may require. The Company shall practice the accrual system and the debit and credit accounting system. The Company's accounting system and procedures shall be submitted to the Board for approval. Once approved by the Board, the accounting system and procedures shall be filed for the record with the higher competent authority and with the relevant local department of finance and tax authorities.

         (c)The Company shall adopt RMB. as its bookkeeping base currency.

         (d)All accounting records, vouchers and books of the Company shall be made and kept in Chinese. At the request of Party C, some part of the records and books will be provide to Party C in English . All Company accounting statements shall be made and kept in English and Chinese.

  16.02  Auditing

         (a)The Company will engage an independent accounting firm registered in China as its auditor to examine and verify the annual financial report. Such accounting firm shall be of international standard and shall be entrusted by the Board. The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and the balance sheet for the fiscal year) within two
         (2) months after the end of the fiscal year. Such documentation will be submitted together with an audit report prepared by the accounting firm registered in China.

         (b)Each Party may, at its own expense, appoint an accountant who is either an accountant registered abroad or in China. On behalf of the Party, the independent accountant may audit the Company's accounts. Such accountants shall be given reasonable access to the Company's financial records and shall keep confidential all documents under their auditing.

         (c)The Company shall present to the Parties balance sheets, profit and loss statements and other supplementary information requested by the Board on a monthly basis. Such information shall be provided to the Parties both in English and Chinese.

  16.03  Bank Accounts and Foreign Exchange Control

         The Company shall open a foreign exchange account and a Renminbi account at banks within or outside China; such bank shall be approved by the State Administration of Exchange Control. The Company's foreign exchange transactions shall be handled in accordance with the regulations of China relating to foreign exchange control.

  16.04  Foreign Exchange Balance

         (a)In the event the Company borrows foreign currency from lenders not located in China, the Company shall, in accordance with applicable foreign exchange regulations of the People's Republic of China, open USD cash accounts at a bank approved by relevant authorities for the repayment of principal of and the payment of interest on foreign currency loans.

         (b)Funds in the Company's foreign exchange account shall be used as determined by the Board of Directors to satisfy foreign exchange debt, expenses, remittances of profit and other remittances in accordance with relevant foreign exchange control regulations of the People's Republic of China.

         (c)All remittances to Party C due in accordance with the provisions of this Contract shall be made to a foreign bank account designated by Party C in US Dollars or in accordance with the foreign exchange control regulations of China and the commitment of local foreign exchange control authority. The Company shall pay for the fee incurred in the conversion.

  16.05  Fiscal Year

         The Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of the same year. The first fiscal year of the Company shall commence on the date when the Company is established and granted a Business License, and shall end on December 31 of the same year.

  16.06  Revenues and Their Distribution

         (a)The revenues due to the Company shall be distributed in accordance with the following priority of payment

              (i) Operation and fuel costs of the Power Plant;

              (ii) Financial expenses(loan interest, exchange loss and financing cost);

              (iii) Cost of the Joint Venture Company,  including administrative
              expenses,   insurance   expenses,   fees   payable  to   auditors,
              consultants and advisors and all other such expenses;

              (iv) Income tax and other taxes;

              (v) Repayment of loan principal;

              (vi)Approved by the Board of Directors to cover losses of the previous year;

              (vii) Statutory funds;

              (viii) Distributable profit;

         (b)After the payment of any applicable related taxes and fees by the Company, the Board will determine the annual allocations to the statutory funds as required by Chinese laws and regulations. The sum of the annual allocations to the statutory funds shall be less than 15% of the after-tax profit of the year under consideration (unless otherwise required by law). Any increase or decrease in the percentage to the statutory funds shall be determined by the Board of Directors, in the light of annual business operation.

         (c)All distributable profits shall be distributed pursuant to amounts as specified in Appendix 1 hereto. In view of the provision of Article 20 hereto that the fixed assets of the Company will be gratuitously owned by Party A and Party B upon the expiration of the Joint Venture term, if the distributable profit in a certain fiscal year during the Joint Venture term (including the approved extension period) fails to reach the estimated amount as listed in Appendix 1, the distribution among the Parties shall be carried out in accordance with the following priorities: (I) Party C (ii)Party A and Party B

         (d)If the company carries losses from the previous year, the development and reserve funds (the amounts of drawdown will be determined by the Board ) from the cumulative statutory funds will first be used to compensate for the losses in the previous year, if that is still insufficient, then the profits of the current year shall first be used to cover the losses in the previous year. No profit shall be distributed by the company unless the deficit from the previous year is made up. The profits carried out from previous year and retained by the Company may be distributed together with the distributable profit of the current year.

         (e) Profits shall be distributed in accordance with the distribution plan formulated in accordance with Appendix 1 of this Contract and the above stipulation, without the necessity of being unanimously approved by the Board of Directors. After having received the applicable approval, the Company may predistribute profits every half a year.

 Article 17.      Taxation And Insurance

  17.01  Taxes

         (a)The Company and its Chinese and expatriate employees shall pay tax under the relevant tax laws of China.

         (b)Following approval of this Contract by the Examining and Approving Authority, the Company will submit an application for confirmation of the Company as a technically advanced enterprise in accordance with the "Implementing measures of the Ministry of Foreign Cooperation Trade and Economic on the Confirmation and Examination of Foreign-Invested commodity Export Enterprises and Technologically Advanced Enterprises " in order to obtain the most favorable tax rates.

  17.02  Insurance

         The insurance for the Company for various kinds of risks shall be purchased from insurance companies registered within PRC. The Company shall undertake to procure the types of insurance as required by overseas creditors which include but are not limited to the following;

         (a)Property All Risks Insurance, Construction All Risks Insurance and Erection All Risks Insurance (including domestic transportation insurance for equipment) before and after the completion of the Power Plant and thereafter in respect of any upgrading or maintenance works to the Power Plant;

         (b)Property All Risks Insurance, Machinery Breakdown Insurance, Business Interruption Insurance, Machinery Breakdown Business
         Interruption Insurance, Bodily Injury Insurance, Personal Accident Insurance and Additional Cover for Medical Expenses for the period after the completion of the Power Plant; and

         (c)Other necessary insurance coverage which the Board of Directors decides on.


 ARTICLE 18.      JOINT VENTURE TERM

  18.01  Joint Venture Term

         The term of the Joint Venture established under this Contract shall commence on the date the Company is granted a Business Licensed and shall terminate sixteen (16) years thereafter (including one year of construction). The fixed assets of the Company will be gratuitously owned by Party A and Party B upon the expiration of the Joint Venture. (including the expiration of the extended term of the JV pursuant to Article 18.02)

  18.02  Extensions to the Joint Venture Term

         If it is estimated six months prior to the expiration of the term of this Contract that if the non-fixed assets are liquidated in accordance with Article 20.03 upon expiration of the term, the Parties can hardly recover all their investments pursuant to Appendix 1 hereto, than the directors of the Parties shall unanimously agree upon postponing the Joint Venture term until the full recovery of investment by the Parties, and application for approval in respect of extending the Joint Venture term shall be promptly submitted to the Examining and Approving Authority.

  ARTICLE 19.     DEFAULT

  19.01  Default

         In the event the Company is unable to continue its operation or achieve the established objectives stipulated in this Contract due to failure of a Party to fulfill its obligations under this Contract and its Appendices, the non-defaulting Parties shall have the right to terminate this Contract in accordance with Article 20 herein and the liabilities arising from default shall be borne by the defaulting Party as provided for in this Contract and its Articles of Association. The defaulting Party shall make the consequent payment arising there from to the non-defaulting Parties.

ARTICLE 20.       TERMINATION AND LIQUIDATION

  20.01  Termination

         No Party shall have the right to terminates this Contract advanced if the repayment of the principal and payment of interest on loan under the Loan Contract have not been completely paid off. After the completion of the payable period, the Party may terminate this Contract advanced only under the following circumstances.


         (i)The Parties unanimously agree in writing to terminate this Contract;

         (ii)A Party materially breaches this Contract or violates the Articles of Association, and such breach or violation is not cured within thirty
         (30) days of written notice to the defaulting Party by a non-defaulting Party;

         (iii)The conditions or consequences of Force Majeure as hereafter defined in Article 21 significantly interfere with the normal functioning of the company for a period in excess of eighteen (18) months and the Parties are unable to find an equitable solution pursuant to Article 21 hereof;

         (iv)The Operation and Offtake Contract and other major contracts are terminated;

         (v)The change of law causes significant adverse consequences to the Company or any Party, while the economic benefits stipulated in Article
         23.02 hereof are not adjusted accordingly.

  20.02  Notification Procedure

         Mere submission by any Party of a notice indicating a desire to terminate this Contract shall not by itself constitute a termination of this Contract. In the event that any Party gives notice pursuant to
         Article 20.01 hereof of a desire to terminate this Contract, the Parties shall, within a two (2) month period after such notice is given, conduct negotiations and endeavor to resolve the situation which resulted in the giving of such notice. In the event that the situation which resulted in the giving of such notice is not cured and that matters are not resolved to the satisfaction of the Parties within two
         (2) months of such notice, the notifying Party may follow the relevant procedures and laws and apply to the original Examining and Approving Authority for the termination of the Contract. In the event a default is committed by a Party to this Contract which results in the termination of this Contract, the defaulting Party shall bear full responsibility and costs associated with such default.

  20.03  Liquidation

         The Company shall carry out the procedures for liquidation of the Company in accordance with the law of the People's Republic of China, if this Contract is terminated earlier pursuant to Article 20.01 hereof.

         Liquidation Committee: The Board of Directors shall form a Liquidation Committee, comprising two(2) members appointed by Party A, one(1) member appointed by Party B and four (4) members appointed by Party C. The Liquidation Committee shall conduct a thorough examination of the assets and liabilities of the Company and develop a liquidation plan in compliance with this Contract and relevant laws and regulations of the People's Republic of China for the liquidation of the Company. No member of the Liquidation Committee shall have the power to take any action binding on the Liquidation Committee, or the Board of Directors, or the Company without the express authorization and the unanimous consent of the entire Liquidation Committee. All actions taken by the Liquidation Committee shall require the unanimous approval of the entire Liquidation Committee. The Liquidation Committee will value and liquidate the Company's assets based on the actual circumstances of the Company valued as an ongoing concern, so as to cause the Parties to receive the then market value for the assets.

         Liquidation Plan: Upon earlier termination of this Contract pursuant to paragraphs (a),(c), and (d) of Article 20.01 hereof, the liquidation plan shall provide first for payment of the Company's debts and expenses. Following such payments, the Company's assets shall be distributed to the Parties proportionally in accordance with each Party's registered capital share of the Company. Upon early termination of the Contract pursuant to section 2 of Article 20.01, the defaulting Party can participate in the aforementioned distribution only when it has undertaken its responsibility for breach and indemnified the non defaulting Party for the loss.

         In the event of a situation as mentioned in paragraph (d) of Article 20.01, the Purchaser shall compensate an amount of termination cost to the Company, pursuant to the Operation and Offtake Contract, the total assets (including but not limited to fixed assets and circulating assets) of the Company and the termination cost shall be distributed to Party C on a priority basis, so that Party C can obtain anticipated returns as estimated in Appendix I hereof, the remaining part shall be distributed proportionally to Party A and Party B.


  20.04  Normal Termination of Contract Upon Expiration of Joint Venture Term.

         In addition to the  extension of this contract as stipulated in Article
         18.02 hereof, this Contract shall terminate upon expiration of the joint venture term as designated in Article 18.01 hereof.

         Upon the expiration of the joint venture term as stipulated in Article 18 without being extended, the total fixed assets of the Company will be gratuitously turned over to Party "A" and Party "B" registered capital which the cash from converted non-fixed assets shall be distributed in accordance with the following Priorities:

         (a)Repayment of the Company debts;
         (b)To compensate for the difference between the actual returns obtained by Party C and the estimated amounts as specified in Appendix 1 hereof;
         (c)The residual amounts shall be distributed in proportion to the ratio of investment made by the Parties;


ARTICLE 21.       FORCE MAJEURE

  21.01  Force Majeure

         (a)"Force Majeure " includes but is not limited to any of the following events:

             i) War, hostilities or rebellion;

             ii) Plague or other contagious diseases;

             iii) Fire not caused by negligence or deliberateness;

             iv) Lightening;

             v) Earthquake;

             vi) Other forces of nature, including natural disasters.

             The aforesaid events shall have simultaneously the following six characteristics:

             i) Arising after the signing of this Contract;

             ii) Unforeseen or unavoidable;

             iii) Beyond the control of a Party concerned;

             iv) Occurring within the Plant Site;

             v) Directly preventing a Party from performing this Contract;

             vi) Cannot be prevented in spite of utmost efforts being exerted by that Party.

         (b)If occurrence of an event of Force Majeure prevents a party from fulfilling its obligations ( excluding capital contribution and payment obligations) under this Contract, the Party may be suspended from performing such obligations provided;

             (i) Suspension of performance is of no greater scope and no longer duration than is reasonably required to correct consequences caused by the event of Force Majeure; and

             (ii) Suspension of performance will not apply to any obligation to make payments under this Contract.

         (c)In the event any Party is unable to fulfill its obligation under this Contract as a result of Force Majeure, the Party claiming Force Majeure shall promptly inform the other two Parties in writing within 15 days of such occurrence. Such notification shall state the nature of the event, the anticipated duration and any action taken by the affected party to mitigate the effect. In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimizes the consequences of such Force Majeure.



 ARTICLE 22.      SETTLEMENT OF DISPUTES


  22.01  Conciliation and Mediation

         Any dispute in connection with this Contract will be settled through friendly consultation or conciliation among the Parties. Consultations shall occur immediately upon the request of one Party to the other Parties regarding disputes. Disputes may also be mediated by a third party designated by the Parties to this Contract. If mediation is not successful within 30 days, disputes may also be submitted to binding, non-appealable arbitration for settlement.

  22.02  Arbitration

         The following rules and procedures shall apply to an arbitration of disputes between the Parties under this Contract.

         (a)Arbitration under this Contract will be conducted by an arbitral tribunal in accordance with UNCITRAL arbitration rules contained in Resolution 31/98 adopted by the United Nations General Assembly on December 15, 1976 and entitled "Arbitration Rules of the United Nations Commission on International Trade Law" or its amendments as in force at the time such arbitration is commenced. Should there be a conflict between the rules and provisions of this Contract and the arbitration rules, the rules and provisions of this Contract shall govern.

         (b)The arbitral tribunal shall have three (3) members. Each Party shall designate one arbitrator within 30 days after giving or receiving request for arbitration. The third arbitrator shall be appointed by the other two arbitrators within 10 days of the appointment of the second arbitrator. If any of the arbitrators are not appointed within the time limits set forth in this section, arbitrators will be designated by the Secretary General of the International Arbitration Center.

         (c)All arbitrators must be fluent in Chinese and English .The arbitration shall be conducted in Chinese and English. Any subsequent arbitration award shall also be written in Chinese and English.

         (d)The   venue  and   organization   for   arbitration   is   Singapore
         International Arbitration Centre or other international locations or arbitration organizations agreed to by the Parties.

         (e)The Parties agree to accept the arbitration award as final and binding. The Parties renounce their right to appealing against the arbitration award.

         (f)The Parties agree to bear all costs as determined and allocated in the arbitration award.

  22.03  Continuing Rights and Obligations

         The Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Contract except in respect of those matters under dispute.

  22.04  Waiver of Immunity

         To the extent the Parties may claim for themselves or their assets and revenues, immunity from suit execution, attachment or other legal process, the Parties agree not to claim such immunity and agree to irrevocably waive such immunity to the fullest extent permitted by applicable law.


 ARTICLE 23.      APPLICABLE  LAW

  23.01  Applicable Law

         The validity, interpretation and implementation of this Contract shall be governed by the laws of the People's Republic of China which are published and publicly available. In the event that there is no published and publicly available law in China governing a particular matter relating to this Contract, reference shall be made to general international commercial practices.

  23.02  Economic Adjustment for Change of Law

         As used herein "Change of Law" means the promulgation of any new laws, rules or regulations in China or the amendment or interpretation of any existing laws, rules or regulations in China relating to taxes, custom duties, environmental issues or other matters concerning this Contract. In the event that a Change of Law adversely and materially affects a Party's economic benefit under this Contract, the Parties shall promptly consult with each other and use their best endeavors to implement adjustments necessary to maintain each Party's economic benefits derived from this Contract. The basis of this adjustment shall be no less favorable than the economic benefits it would have derived if such laws, rules or regulations had not been promulgated or amended or so interpreted.

  23.03  Preferential Treatment

         The Company and the Parties shall be entitled to any tax, investment or other benefits or preferences that become available or publicly known after the signing of this Contract and which are more favorable than those set forth in this Contract.


ARTICLE 24.       MISCELLANEOUS  PROVISIONS

  24.01  Environmental

         The Company shall undertake environmental protection measures in accordance with the "Law of the People's Republic of China on Environmental Protection " and other relevant laws and regulations.

  24.02  Waiver

         To the extent permitted by Chinese Law, failure or delay on the part of any Party hereto to exercise a right, power or privilege under this Contract and the Appendices hereto shall not operate as a waiver thereof or other rights, powers or privileges; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

  24.03  Binding Effect

         This Contract is made for the benefit of the Parties and their respective lawful successors and assignees and is legally binding on them. This Contract may not be changed orally, but only by a written instrument signed by all Parties and approved by the appropriate Examining and Approving Authority.

  24.04  Language

         This Contract is executed in the Chinese language and in the English language. Both language versions shall be equally effective.

  24.05  Entire Agreement

         This Contract and the Appendices attached to this Contract constitute the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and agreements between them. In the event of any conflict between the terms and provisions of this Contract and those of the Articles of Association, the terms and provisions of this Contract shall prevail.

  24.06  Notices

         Any notice or written communication provided for this Contract by any Parties or the others, including but not limited to any and all offers, writings, or notices to be given thereunder, shall be in writing made in English and Chinese, and shall be sufficiently given if addressed as set forth below and sent by registered mail or an internationally recognized overnight courier services, hand delivered or transmitted clearly by facsimile, however all facsimile shall be confirmed by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of actual receipt of a notice or communication thereunder shall be deemed to be the effective date. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Parties.

         Party A: Anhui Liyuan Electric Power Development Company Limited

         Address:          No.415 Wuhu Road
                           Hefei, Anhui province
                           China

         Telephone No:     86-551-3642775
         Facsimile No:     86-551-3637642
         Attention:        Cheng Guangjie
         Zip Code:         230061

         Party B: Hefei Municipal Construction and Investment Company

         Address:          No. 186 Suzhou Road
                           Hefei, Anhui province
                           China

         Telephone No:     86-551-2617410
         Facsimile No:     86-551-2649751
         Attention:        Shen Dequan
         Zip Code:         230001

         Party C: AES - Anhui Power Company Ltd.

         Address:          3/F, Golden Bridge Building No.1
                           Jianguomenwai Street, Beijing
                           China

         Telephone:        86-10-5089619
         Facsimile No:     86-10-5089628
         Attention:        Paul T. Hanranhan
         Zip Code:         100020


  24.08  Appendices

         The Appendices listed below are made an integral part of this Contract and are equally binding with Article 1 through Article 24 herein.

         SIGNATURES

         IN WITNESS WHEREOF, each of the Parties hereto have caused this Contract to be executed by their duly authorized representatives on the date first set forth above.


         PARTY A:  Anhui Liyuan Electric Power Development Company Ltd.



         Name:[Signature Illegible]
         Title:
         Nationality:     Chinese


         PARTY  B:  Hefei Municipal Construction and Investment Company.



         Name:[Signature Illegible]
         Title:
         Nationality:     Chinese


         PARTY  C:  AES Anhui Power Company Limited.



         Name:[Signature Illegible]
         Title:
         Nationality:     U.S.A.

Appendix 1. The Projected Return on Equity Principal of the Parties over the
            Years.

                                      [***]


[***] Filed separately with the Commission pursuant to a request for confidential treatment.